Exhibit 4.9

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THIS WARRANT, THE SECURITIES AND ANY INTEREST THEREIN MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

Rutherford, New Jersey

FORM OF SHORT FORM WARRANT TO PURCHASE

COMMON STOCK

OF

CANCER GENETICS, INC.

This is to certify that, FOR VALUE RECEIVED, [                    ] (the “Holder”), is entitled to purchase, subject to the provisions of this warrant (the “Warrant”), from CANCER GENETICS, INC., a Delaware corporation (the “Company”), up to [                                                         ] ([                ]) shares of common stock of the Company (the “Stock”), at a price of $[        ] per share (the “Exercise Price”). The number of shares of Stock to be received and the Exercise Price to be paid therefor upon the exercise of this Warrant are subject to adjustment as set forth in Sections (e) and (k) below. The shares of Stock deliverable upon such exercise at any time are hereinafter sometimes referred to as “Warrant Shares.”

(a) EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time from the date first set forth above until 5:00 p.m., Eastern Standard Time, [                    ], or if such day is a day on which either federal or state chartered banks located in New York City are authorized by law to close, then on the next succeeding day that shall not be such a day. In order to exercise this Warrant the Holder shall deliver to the Company (i) the purchase form annexed hereto (the “Purchase Form”), duly completed and executed; (ii) payment of the Exercise Price for the Warrant Shares; and (iii) this Warrant. Upon receipt of the items specified in the preceding sentence, the Company shall execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of full Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be in such denomination or denominations as the Holder shall request and shall be registered in the name of the Holder or, subject to the restrictions on transfer set forth herein, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the Exercise Price and this Warrant, are received by the Company as described above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the right of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

(b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant such number of shares of Stock as shall be required for such issuance and delivery upon exercise hereof. All such shares of Stock shall, when issued in accordance with the terms hereof, be validly issued, fully paid and non-assessable.

(c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to the current fair market value of such fractional share as determined in good faith by the Board of Directors of the Company.

(d) RIGHTS OF HOLDER. The Holder shall not, solely by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

(e) ADJUSTMENT OF NUMBER OF SHARES AND EXERCISE PRICE. In case the Company shall at any time subdivide or combine its outstanding shares of capital stock of the Company into a greater or lesser number of shares by stock split, stock divided, reverse stock split or otherwise, the number of Warrant Shares and the Exercise Price shall be proportionately adjusted to take into account the effect of such subdivision or combination. In the case of any reclassification or change of the Stock issuable upon exercise of this Warrant, the Company shall execute a new Warrant providing that the Holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Stock theretofore issuable upon exercise of this Warrant, the number and kind of shares of stock, other securities, money or property receivable upon such reclassification or change in respect of one share of the Stock. Such new Warrant shall provide for further adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section (e).

(f) NOTICE OF CERTAIN EVENTS. The Company agrees to give the Holder at least ten (10) days advance written notice of any of the following events: (i) any consolidation or merger of the Company with or into another entity (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Stock of the class then issuable upon exercise of this Warrant); (ii) any sale, lease or conveyance to another entity of all or substantially all of the assets of the Company; or (iii) any event that would require an adjustment under Section (e) above.

(g) LOSS OR MUTILATION. Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the ownership and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it, and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to the Holder; provided, in the case of mutilation, that no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(h) GOVERNING LAW. This Warrant shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to conflicts of law principles.

(i) NOTICES. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight courier or by telecopy with confirmation of receipt, addressed as follows:

If to the Holder, at its last known address appearing on the books of the Company maintained for such purpose.

If to the Company, at:

Cancer Genetics, Inc.
201 Route 17 North, 2nd Floor
Rutherford, New Jersey 07070
Attention: President

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered with receipt acknowledged or telecopied with confirmation of receipt; one business day after the same shall have been deposited with a nationally recognized overnight courier or three (3) business days after the same shall have been deposited in the United States mail.

(j) HOLDER’S ACKNOWLEDGMENTS. By the Holder’s acceptance hereof, the Holder acknowledges, represents and warrants to the Company that:

(i) The Holder is an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(ii) The Holder has had the opportunity, to the Holder’s satisfaction, to make a due diligence investigation of the Company, to request additional information regarding the Company and the Company’s business, and to discuss the Company’s affairs with the Company’s principals. The Holder, either alone or with the Holder’s professional purchaser representative, has sufficient knowledge and experience in business and financial matters to evaluate the merits and risks of the Holder’s investment in this Warrant and the Stock.

(iii) The Holder (A) understands that an investment in this Warrant and the Stock is speculative due to factors including (but not limited to) the risk of economic loss from the operations of the Company, but believes that such an investment is suitable for the Holder based upon the Holder’s financial needs, (B) can withstand a complete loss of the Holder’s investment; and (C) has the net worth to undertake these risks.

(iv) The Holder is acquiring this Warrant and will acquire the Stock for the Holder’s own account and not with a view to or for sale in connection with, any distribution thereof; the Holder has no present intention of distributing, selling or otherwise disposing of this Warrant or any of the Stock; and the Holder will not sell, transfer or otherwise dispose of this Warrant or the Stock except in compliance with the registration requirements of applicable federal and state securities laws (or in reliance on an applicable exemption therefrom).

(v) This Warrant is, and the Stock will be, offered under one or more exemptions provided in the Securities Act and applicable state securities laws. As such, transfer of this Warrant and the Stock will be severely restricted, and the Holder may be required to bear the economic risk of investment for an indefinite period of time. The Holder has no need of liquidity with respect to the Holder’s investment in the Company.

(k) EQUITABLE ADJUSTMENTS; NO EVASION. The Company shall not take any action, not otherwise part of a bona fide transaction that is designed to evade the protections intended to be afforded to the Holder of this Warrant. If any action taken by the Company, other than in connection with an unrelated bona fide transaction with one or more third parties, shall have the effect of evading such protections, the Company shall make an equitable adjustment to the terms of this Warrant to the end that the Holder shall have all protections and benefits intended to be afforded hereby.

[Signature Page To Follow]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized individual as of the date first set forth above.

CANCER GENETICS, INC.

By:	[ ]
Name: [ ]
Title: [ ]

PURCHASE FORM

To be Executed by the Warrant Holder if it Desires

To Exercise the Warrant

To:    CANCER GENETICS, INC.

1. The undersigned hereby elects to purchase             shares of common stock of CANCER GENETICS, INC., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

2. Please issue a certificate or certificates representing said shares of common stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(SS # or EIN)

3. If the shares of common stock with respect to which the Warrant is being exercised do not include all of the shares of common stock issuable as provided in the Warrant, please issue a new Warrant of like tenor and date for the balance of the shares of common stock issuable thereunder to the undersigned.

4. The undersigned represents that the aforesaid shares of common stock are being acquired for its own account (or a trust account if the holder is a trust) and not as a nominee for any other party, for investment only and not with a view toward the resale or distribution thereof, and that the undersigned has no present intention of reselling, granting any participation in or otherwise distributing such shares.

Date:
(Signature)

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